EXHIBIT 99.1

October 09, 2015
Class T Shares Launch and Class A Shares Closedown
Dear Valued Financial Advisor-
The Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) board of directors recently determined to commence offering shares of Class T Common Stock in the Offering and cease offering shares of Class A Common Stock. The decision was based upon feedback and preference of both the independent broker-dealer community and applicable regulatory bodies. We will cease offering Class A shares effective October 30, 2015 and will begin offering Class T shares on November 2, 2015.
Class A Share subscriptions must be received by our transfer agent, DST Systems, in good order on or prior to October 30, and all funds for non-qualified accounts must be received by November 6 in order to be processed. Qualified accounts for Class A Share subscriptions must be received on or prior to October 30, and all funds must be received no later than November 30 to be processed. To clarify, we will not accept paperwork or funds after the dates designated. Any subscriptions received that we are not able to accept will be promptly returned.
Please refer to the links below to review the recently filed, but not yet effective, Post-Effective Amendment and an FAQ document for more detailed information.
Post-Effective Amendment

FAQs
On October 12, 2015, and Wednesday October 14, 2015, we will conduct a conference calls to outline the details of this change and answer any questions that you may have. Please dial-in to the details below.
Conference Call Session 1
Host: Jeffrey S. Schwaber
When: Monday, October 12, 2015
Time: 1:15 p.m. PT/4:15 p.m. ET
Dial-in: (888) 214-2009     Conference ID: 50579272

Conference Call Session 2
Host: Jeffrey S. Schwaber
When: Wednesday, October 14, 2015
Time: 1:15 p.m. PT/4:15 p.m. ET
Dial-in: (888) 214-2009     Conference ID: 58848297
If you have any questions regarding the details of this change, please contact your wholesaler or call the sales desk at 866.606.5901. You may also visit www.griffincapital.com for more information about Griffin Capital Essential Asset REIT II.
Thank you for your continued support and partnership.
Sincerely,
/s/ Jeffrey S. Schwaber
Jeffrey S. Schwaber
President of Capital Markets
Head of Distribution
Griffin Capital Securities

Share Class FAQs

Q: Why are you ceasing to offer Class A shares and beginning to offer Class T shares?
A: We have determined to cease offering Class A shares and commence offering Class T shares in our primary offering due to recent regulatory developments and market trends related to non-traded alternative investment products. Concerns over the amount of selling commissions paid from offering proceeds and disclosure of the same on customer account statements have resulted in many sponsors of alternative investment products electing to utilize a share class structure that involves a lower up-front selling commission paid from offering proceeds. After extensive consideration and discussions with various constituencies, we have determined to cease offering our Class A shares, which featured a 7% up-front selling commission, and commence offering our Class T shares, which feature a 3% up-front selling commission.

As noted above, Class A shares were subject to a 7% selling commission and 3% dealer manager fee, both of which were paid out of offering proceeds at the time of sale of the share. Class T shares, in contrast, are subject to a 3% selling commission which is paid out of offering proceeds at the time of sale of the share. Class T shares are also subject to an aggregate dealer manager fee of 3%, 2% of which will be funded by our advisor, and 1% of which will be funded from offering proceeds. In addition, our advisor will fund all organizational and offering expenses of the REIT going forward, estimated to be 1% of offering proceeds.

Class T shares also feature a stockholder servicing fee, which accrues daily beginning at the time of sale at a rate of 1/365th of 1% and is payable quarterly. Our dealer manager will generally re-allow 100% of the stockholder servicing fee to participating broker-dealers.

Q: When will you cease paying the 1% Annual Stockholder Servicing Fee on Class T shares?
A: At the earlier of:

(i)
the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan);

(ii)	the fourth anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our DRP offering) terminates;

(iii)	the date that such Class T share is redeemed or is no longer outstanding;
and

(iv)	the occurrence of a merger, listing on a national securities exchange, or an extraordinary transaction.

Our dealer manager will generally re-allow 100% of the stockholder servicing fee to participating broker-dealers; provided, however, that with respect to any individual investment, our dealer manager will not re-allow the related stockholder servicing fee to any participating broker-dealer if such participating broker-dealer ceases to hold the account related to such investment. In addition, our dealer manager will not re-allow the stockholder servicing fee to any participating broker-dealer if such participating broker-dealer has not executed a selling agreement with our dealer manager. In any instance in which our dealer manager does not re-allow the stockholder servicing fee to a participating broker-dealer, our dealer manager will return such fee to us.

Q: What price will show on the client account statement following implementation of 15-02 on April 11, 2016?
A: Initially we will follow the Net Investment Methodology (“NIM”). See the “Use of Proceeds” section of the Prospectus for that information. We will be required to declare a Net Asset Value (“NAV”) on or before February 25, 2017, at which time we will begin following the Appraised Value Methodology (“AVM”) and client account statements for all share classes will begin reflecting NAV.

Q: Once you declare a NAV, will there be a unique NAV for each of the classes?
A: No. NAV per share will be the same for each class of shares.

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. AN OFFERING IS MADE ONLY BY THE PROSPECTUS. AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. INVOLVES A HIGH DEGREE OF RISK AND THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THIS PROGRAM WILL BE ATTAINED.

Q: What is the amount available for investment per share under your T share structure?
A: On a $10.00 share price, the net investment proceeds as stated in the Estimated Use of Proceeds table, is $9.60.

Q: What are the anticipated key dates for this offering transition?

•	10/09/2015: Financial Advisor communication sent out along with FAQs

•	10/12/2015: Financial Advisor conference call #1

•	10/14/2015: Financial Advisor conference call #2

•	10/30/2015: Final date that we will accept subscription agreements for Class A share investments

•	11/2/2015: Commence offering Class T shares pursuant to revised offering materials.

•	11/6/2015: Final date we will accept funds from non-qualified accounts investing in Class A shares.

•	11/30/2015: Final date we will accept funds from qualified accounts investing in Class A shares.

Q: If the REIT goes full cycle prior to the servicing fee hitting its cap, will there be a balloon payment made?
A: No. The servicing fee stops and there is no balloon payment or “catch-up” payment upon the occurrence of a liquidity event.

Q: Can a current Class A stockholder convert their shares into Class T shares?
A: No. There is no share class conversion feature available and there would be no economic benefit to a stockholder in doing so.

Q:  How will this new share class impact existing A shareholders?
A: The structure of the T share offering is accretive to A shareholders due to the fact that the cost of equity to the REIT is lower for T shares.  Or stated differently, offering expenses to the REIT are lower on T share equity raised therefore allowing the REIT to invest more equity proceeds into assets.

Q: When can I begin presenting the Class T shares to investors?
A: You are able to solicit investments in the Class T share on the date that the SEC declares the Post-Effective Amendment filing effective and we file our final prospectus, which we anticipate occurring on or around November 2, 2015.

Q: Why is our Advisor funding a portion of the offering expenses?
A: Our Advisor funding a portion of the offering expenses allows the funds ordinarily paid out in dealer manager fees and organizational and offering expenses to be invested directly into assets, which is accretive to the REIT and all its stockholders.

Q: Can you explain how you will determine the amount of acquisition fees that will be paid by the REIT?
A: The REIT will pay the advisor an acquisition fee equal to up to 3.85% of the contract purchase price for each property acquired. The 3.85% of acquisition fees consists of the previous 2.0% base acquisition fee and up to an additional 1.85% contingent acquisition fee (the "Contingent Acquisition Fee"). The amount of the Contingent Acquisition Fee paid upon the closing of an acquisition will be reviewed on an acquisition by acquisition basis and such payment may never exceed the then outstanding amounts paid by the advisor for dealer manager fees and organization and offering expenses at the time of such closing. We believe this approach is an accretive approach to take for all REIT stockholders as the payment by the advisor of the up-front fees allow the REIT to invest more of its offering proceeds at a quicker rate.

Q: How will this impact the REIT’s distribution reinvestment plan (“DRP”)?
A: Although we are ceasing offering Class A shares in the primary offering, the REIT will continue to issue Class A shares pursuant to DRP on Class A shares. Class T shares will be issued pursuant to DRP on Class T shares. During our primary offering, the DRP price for both Class A and Class T shares will be equal to 95% of the per share offering price of our common stock, or $9.50 currently.

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. AN OFFERING IS MADE ONLY BY THE PROSPECTUS. AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. INVOLVES A HIGH DEGREE OF RISK AND THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THIS PROGRAM WILL BE ATTAINED.

Q: Will the share redemption program be different between the classes?
A: No, the share redemption program is available to all stockholders on the same terms and conditions.

Q: Will you pay a different level of distributions to the different classes?
A: No. Each class of common stock will be entitled to the same level of distributions.

Q: What will be the commission breakpoints for the Class T shares?

Amount of Class T Shares Purchased	Commission Percentage	Price Per Class T Share to the Investor	Amount of Commission Paid Per Class T Share	Net Offering Proceeds Per Class T Share
Up to $1,000,000	3.0%	$10.00	$0.30	$9.70
$1,000,000.01 to $5,000,000	2.0%	$9.90	$0.20	$9.70
$5,000,000.01 and over	1.0%	$9.80	$0.10	$9.70

Q: Who should I contact if I have additional questions about this offering?
A:

•	Financial Advisor Support: 866-606-5901

•	Investor Support: 888-926-2688

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. AN OFFERING IS MADE ONLY BY THE PROSPECTUS. AN INVESTMENT IN GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. INVOLVES A HIGH DEGREE OF RISK AND THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THIS PROGRAM WILL BE ATTAINED.